  As filed with the Securities and Exchange Commission on July 1, 1999
                                                           Registration No. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________
                            EL PASO ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

          Texas                                               74-0607870
(State or other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

                                 123 W. Mills
                             El Paso, Texas 79901
                                (915) 543-5711
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ________________________
            El Paso Electric Company 1999 Long-Term Incentive Plan
                           (Full title of the plan)

                                 Terry Bassham
                                General Counsel
                           El Paso Electric Company
                                 123 W. Mills
                             El Paso, Texas 79901
                                (915) 543-5711
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ______________________
                                with a copy to:
                             Daniel G. Kelly, Jr.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017



                                           CALCULATION OF REGISTRATION FEE
========================================================================================================================
 Title of Each Class       Amount to be         Proposed Maximum            Proposed Maximum           Amount of
 of Securities to be       Registered/1/         Offering Price Per        Aggregate Offering      Registration Fee
      Registered                                     Share/2/                    Price
========================================================================================================================
Common Stock                 2,000,000                 $8.97                   $17,937,500               $4,986.63
(without par value)
========================================================================================================================

/1/ Registrant will issue shares of common stock upon the exercise of options, exercise of stock appreciation rights, or achievement of performance measures in connection with performance shares granted under the El Paso Electric Company 1999 Long-Term Incentive Plan (the "Plan") or upon award of bonus stock or restricted stock under the Plan. This Registration Statement also covers an indeterminable number of additional shares that Registrant may issue to prevent dilution in the event of stock splits, stock dividends or similar transactions under the terms of the Plan.
/2/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low per share price of the Registrant's common stock reported by the American Stock Exchange on June 29 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Registrant is including the information called for in Part I of Form S-8 in a prospectus dated July 1, 1999. Registrant will provide these documents to participants in the El Paso Electric Company 1999 Long-Term Incentive Plan as required by Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference under Part II, Item 3 of this Registration Statement together constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          El Paso Electric Company (the "Company") incorporates by reference in this Registration Statement the following documents it previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          3. The description of the Company's common stock, no par value, contained in the Company's Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Exchange Act, effective as of February 15, 1996, including any amendments or reports filed for the purpose of updating such description.

          In addition, all documents the Company subsequently files pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained herein or in an Incorporated Document shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The information required by Item 4 is not applicable to this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

          The information required by Item 5 is not applicable to this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

          Article 2.02-1 of the Texas Business Corporation Act provides a corporation may indemnify its officers and directors against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the officer or director in connection with a proceeding where they are or threatened to be made a named defendant or respondent, if they acted in good faith and in a manner they reasonably believed was in or not opposed to the corporation's best interests, and in the case of any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. Article 2.02-1 provides a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with a proceeding in which the individual is a named defendant or respondent because the individual is or was an officer or director if the individual is wholly successful, on the merits or otherwise, in the defense of the proceeding. The Company's Restated Articles of Incorporation and Bylaws provide for indemnification of officers and directors of the Company to the fullest extent permitted by law. The Company has entered into indemnity agreements with each officer and director requiring the Company to indemnify such officers and directors to the fullest extent permitted by law. Article 1302-7.06 of the Texas Miscellaneous Corporations Law Act authorizes a Texas corporation to include a provision in its articles of incorporation to provide that "a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders... for monetary damages for an act or omission in the director's capacity as a director," with certain exceptions. The Company's Amended and Restated Articles of Incorporation include a provision eliminating the liability of a director for monetary damages to the Company to the fullest extent permitted by Article 1302-7.06.

Item 7.   Exemption from Registration Claimed.

          The information required by Item 7 is not applicable to this Registration Statement.

Item 8.   Exhibits.

          The following exhibits are filed with this Registration Statement:

          Exhibit
          Number              Description

          4.1       El Paso Electric Company's 1999 Long-Term Incentive Plan.

          5 Opinion of Clark, Thomas & Winters, a Professional Corporation regarding legality of the Common Stock.

          15        Letter regarding unaudited Interim Financial Information.

          23.1 Consent of Clark, Thomas & Winters, P.C. (Incorporated by reference to Exhibit 5 hereof).

          23.2      Consent of KPMG LLP.

Item 9.   Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 1st day of July, 1999.


                                          EL PASO ELECTRIC COMPANY



                                          By: /s/ James S. Haines, Jr.
                                             ------------------------------
                                              James S. Haines, Jr.
                                              Chief Executive Officer
                                              And President

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                       Date
     ---------                          -----                       ----


/s/ James S. Haines, Jr.         Chief Executive Officer,       June 29, 1999
----------------------------
James S. Haines, Jr.             President and Director
                                 (Principal Executive
                                 Officer)

/s/ Gary R. Hedrick              Vice President, Treasurer      June 30, 1999
----------------------------
Gary R. Hedrick                  and Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

/s/ George W. Edwards, Jr.       Chairman of the Board and      June 26, 1999
----------------------------
George W. Edwards, Jr.           Director



/s/ Wilson K. Cadman             Director                       June 26, 1999
---------------------------
Wilson K. Cadman


/s/ James A. Cardwell            Director                       June 30, 1999
-----------------------------
James A. Cardwell

    Signature                             Title                Date
    ---------                             -----                ----

/s/ Ramiro Guzman                        Director          June 30, 1999
----------------------------------
Ramiro Guzman



/s/ James W. Harris                      Director          June 30, 1999
----------------------------------
James W. Harris


/s/ Kenneth R. Heitz                     Director          June 30, 1999
----------------------------------
Kenneth R. Heitz


/s/ Eric B. Siegel                       Director          June 28, 1999
----------------------------------
Eric B. Siegel


/s/ Stephen Wertheimer                   Director          June 26, 1999
----------------------------------
Stephen Wertheimer


/s/ Charles A. Yamarone                  Director          June 30, 1999
----------------------------------
Charles A. Yamarone


/s/ Michael K. Parks                     Director          June 30, 1999
----------------------------------
Michael K. Parks


/s/ James W. Cicconi                     Director          June 28, 1999
----------------------------------
James W. Cicconi


/s/ Patricia Z. Holland-Branch           Director          June 30, 1999
----------------------------------
Patricia Z. Holland-Branch

                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

4.1                 El Paso Electric Company's 1999 Long-Term Incentive Plan.

5 Opinion of Clark, Thomas & Winters, a Professional Corporation regarding legality of the Common Stock.

15                  Letter regarding unaudited Interim Financial Information.

23.1 Consent of Clark, Thomas & Winters, P.C. (Incorporated by reference to Exhibit 5 hereof).

23.2                Consent of KPMG LLP.